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                                                                   EXHIBIT 10(a)

                         EXECUTIVE EMPLOYMENT AGREEMENT


         AGREEMENT made as of the 21st day of March, 2000, by and between WMS INDUSTRIES INC., a Delaware corporation (the "Corporation"), and BRIAN GAMACHE ("Executive").

                              W I T N E S S E T H:

         WHEREAS, the Corporation and Executive desire to enter into an employment agreement on the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

         1. EMPLOYMENT; DUTIES. The Corporation hereby employees Executive as an executive of the Corporation to perform services as President and Chief Operating Officer and to perform such other supervisory, managerial or executive duties on behalf of the Corporation as the Chief Executive Officer or the Board of Directors of the Corporation may from time to time determine.

         2. ACCEPTANCE AND LOYALTY. Executive hereby accepts such employment and agrees that throughout the period of his employment hereunder, he will devote his full time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, in furtherance of the business of the Corporation and will perform the duties assigned to him pursuant to Section 1 hereof. Executive shall perform all duties and responsibilities in a professional manner consistent with the skill, competence and efficiency expected of an executive employee performing the duties assigned to Executive and subject to the direction and control of the Chief Executive Officer and the Board of Directors of the Corporation. Executive will do such traveling as may be reasonably required of him in the performance of his obligations hereunder. Executive shall at all times be subject to,




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observe and carry out such rules, regulations, policies, directions and restrictions as the Corporation may from time to time establish. During his employment hereunder, Executive shall not, without the written approval of the Chief Executive Officer or the Board of Directors of the Corporation first had and obtained in each instance, directly or indirectly, accept employment or compensation from or perform services of any nature for, any business enterprise other than the Corporation or any of its subsidiaries or affiliates. Notwithstanding the foregoing, Executive may render without compensation investment services to any immediate member of Executive's family, which shall include the Executive and any trust or account which is comprised entirely of assets held for the benefit of such Executive and/or immediate members of his family. During Executive's employment hereunder, Executive shall not be entitled to additional compensation for serving in any office, including as a director, of the Corporation or any of its subsidiaries or affiliates to which he may be elected. Executive represents and warrants that, to his best knowledge, that there are no contractual, licensing or other impediments to the performance of Executive's services hereunder.

         3. TERM. The term of Executive's employment hereunder shall commence on a date mutually agreeable to the Corporation and Executive not later than April 17, 2000 (the "Commencement Date") and shall terminate on June 30, 2003 (the "Term").


         4. COMPENSATION AND BENEFITS.

            4.1 BASE SALARY. The Corporation shall pay to Executive a base salary ("Base Salary") at the rate of $375,000 per annum, or such greater amount as the Board of Directors of the Corporation shall from time to time determine. Base salary shall be payable in equal installments in accordance with the Corporation's normal payroll policy.


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         4.2 FIXED BONUS. The Corporation shall pay to Executive a bonus in respect of the Corporation's fiscal year ending June 30, 2000 in an amount determined by multiplying $200,000 times the number of days between the Commencement Date and June 30, 2000 and dividing the result by 365, and a bonus of $200,000 in respect of each subsequent full fiscal year during the Term, provided that Executive remains continuously employed by the Corporation from the Commencement Date through the end of such fiscal year. Each such bonus (a "Fixed Bonus") shall be paid within 30 days after the end of the fiscal year in which it is earned. Commencing with the fiscal quarter ending September 30, 2000, if requested by Executive, the Corporation shall advance to Executive, on the last business day of each fiscal quarter, an amount equal to 12.5% of his Fixed Bonus for the fiscal year in which such fiscal quarter ends. Such advance shall be without interest and shall be retained by Executive and applied against his Fixed Bonus if Executive remains employed through the end of that fiscal year. Such advance shall bear interest at the rate of 8% per annum from the date of the advance if Executive's employment terminates prior to the end of such fiscal year, and shall be immediately due and payable by Executive to the Corporation on the date of such termination. Any amounts due from Executive to the Corporation may be offset by the Corporation against any amounts due to Executive by the Corporation.

         4.3 PERFORMANCE BONUS. In addition to the Fixed Bonus, the Corporation will establish a discretionary performance bonus program for Executive for the Corporation's fiscal year ending June 30, 2001, and each fiscal year thereafter during the Term. The performance bonus program will take into account the Corporation's revenue and profit growth and will permit




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Executive to earn a bonus of up to $175,000 for each fiscal year in which the performance goals are met.

         4.4 SIGNING BONUS. Simultaneously with the execution of this Agreement, the Corporation shall pay to Executive a signing bonus of $100,000. The net amount of this bonus, after taxes, shall be immediately payable by Executive to the Corporation if during the Term Executive's employment is terminated by the Corporation for "cause" or Executive terminates his employment without "good reason."

         4.5 INSURANCE, ETC. Executive shall be entitled to participate, to the extent he is eligible under the terms and conditions thereof, in any pension, retirement, disability, hospitalization, insurance, medical service, or other employee benefit plan which is generally available to executive employees of the Corporation and which may be in effect from time to time during the period of his employment hereunder, including the Exec-U-Care insurance program. Without limitation, upon commencement of his employment, Executive shall receive 401(k) and Exec-U-Care Medical Plan as maintained by the Corporation in accordance with the provisions of such plans, including a life insurance benefit provided by Exec-U-Care of $200,000 and an additional life insurance coverage of $200,000 provided by the Corporation. The Corporation shall be under no obligation to institute or continue the existence of any such employee benefit plan.

         5. BUSINESS EXPENSES. The Corporation shall reimburse Executive for all authorized expenses reasonably incurred by him in accordance with the Corporation's travel and entertainment policies and procedures in effect during the Term. Executive shall be entitled to fly first class on the Corporation's business.


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         6. STOCK OPTIONS. On the Commencement Date, the Corporation will grant
Executive non-qualified options to purchase 250,000 shares of the Corporation's common stock under one or more of the Corporation's existing stock option plans. The options shall be exercisable as to 100,000 shares one year after the Commencement Date and as to an additional 30,000 shares each year thereafter until fully exercisable.

         7. MOVING EXPENSES. On the first business day of each of the first six months of Executive's employment with the Corporation, the Corporation will pay the Executive $7,500 as an advance for the purpose of covering Executive and his family for the rental and maintenance costs of an appropriate hotel or apartment in the greater Chicago area while Executive is relocating. Executive shall, within thirty days following the initial six month period of employment, provide the Corporation receipts for such costs and refund the difference, if any, between all advances and such costs. The Corporation will also provide reimbursement of reasonably documented moving expenses from Plano, Texas to Chicago, up to an aggregate of $75,000, including the real estate commissions on the sale of Executive's home in Plano, Executive's loss on his country club membership resale and the moving of Executive's household items and two automobiles. In addition, the Corporation will retain at its expense a professional relocation firm to assure the purchase of Executive's home in Plano, Texas and assist Executive in the location of a new home in the greater Chicago area. The Corporation will reimburse Executive for the amount, if any, by which the purchase price paid by Executive for Executive's home in Plano exceeds the sale price obtained upon the sale of Executive's home in Plano, Texas to prevent Executive from suffering a loss between the price he paid for the Plano home and the sales price for the Plano home. Executive


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shall provide the Corporation with documentation showing the purchase price he paid for his home in Plano. Executive will be responsible for the taxes, if any, payable by Executive by reason of any reimbursement or payments made by the Corporation pursuant to this Paragraph 7.


         8. VACATION. Executive shall be entitled to four weeks paid vacation per year. Any such vacations are to be taken at times mutually agreeable to Executive and the Chief Executive Officer of the Corporation. Vacation time shall not be accumulated from year to year, unless Executive is requested by the Chief Executive Officer of the Corporation to forego a vacation.

         9. KEY-MAN LIFE INSURANCE. The Corporation may purchase and maintain life insurance covering the life of Executive ("Key-man Insurance") in an amount determined by the Corporation. The Corporation shall be the sole owner and beneficiary of the Key-man Insurance and may apply to the payment of premiums thereunder any dividends declared and paid thereon. Executive shall submit himself to such physical examinations as the Chief Executive Officer of the Corporation may deem necessary or desirable in connection with the purchase and maintenance of the Key-man Insurance.

         10. NON-COMPETITION AND NON-RAIDING. In consideration of the Corporation's entering into this Agreement:

            10.1 NON-COMPETITION. Executive agrees that during a period from the Commencement Date until one year after the termination of Executives employment hereunder for any reason, he will not, directly or indirectly, without the prior written consent of the Corporation, own, manage, operate, join, control, participate in, perform any services for, invest in, or otherwise be connected with, in any manner, whether as an officer, director, employee, consultant, partner,


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investor or otherwise, any business entity which is engaged in the design, importation, manufacture and/or sale of electronic gaming devices or coin-operated amusement games or any business entity which is engaged in any other business in which the Corporation or any affiliate of the Corporation is engaged at the end of the Term or the time of termination of Executive's employment or, to the knowledge of Executive, is planning to be engaged within one year after such termination. Nothing herein contained shall be deemed to (i) prohibit Executive from investing his funds in securities of a company if the securities of such company are listed for trading on a national stock exchange or traded in the over-the-counter market and Executive's holdings therein represent less than five percent of the total number of shares or principal amount of other securities of such company outstanding, or (ii) prohibit or limit the right of Executive to return to the hotel/casino business as an operator and/or owner.


            10.2 NON-RAIDING. Executive agrees that during a period from the Commencement Date until two years after the termination of employment hereunder for any reason, he will not, directly or indirectly, without the prior written consent of the Corporation, induce or influence, or seek to induce or influence, any person who is engaged by the Corporation or any affiliate of the Corporation as an employee, agent, independent contractor or otherwise, to terminate his employment or engagement, nor shall Executive directly or indirectly, through any other person, firm or corporation, employ or engage, or solicit for employment or engagement, or advise or recommend to any other person or entity that such person or entity employ or engage or solicit for employment or engagement, any person or entity employed or engaged by the Corporation or any affiliate of the Corporation.


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            10.3 MODIFICATION. Executive acknowledges that the provisions of this Paragraph 10 are reasonable and necessary for the protection of the Corporation. In the event that any provision of this Paragraph 10, including any sentence, clause or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable.


         11. CONFIDENTIALITY AGREEMENT.

         11.1 As used herein, the term "Confidential Information" shall mean any and all information of the Corporation and of its affiliates (for purposes of this paragraph, the Corporation's affiliates shall be deemed included within the meaning of "Corporation"), including, but not limited to, all data, compilations, programs, devices, strategies, or methods concerning or related to
(i) the Corporation's finances, financial condition, results of operations, employee relations, amounts of compensation paid to officers and employees and any other data or information relating to the internal affairs of the Corporation and its operations; (ii) the terms and conditions (including prices) of sales and offers of sales of the Corporation's products and services; (iii) the terms, conditions and current status of the Corporation's agreements and relationship with any customer or supplier; (iv) the customer and supplier lists and the identities and business preferences of the Corporation's actual and prospective customers and suppliers or any employee or agent thereof with whom the Corporation communicates; (v) the trade secrets, manufacturing and operating techniques, price data,


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costs, methods, systems, plans, procedures, formulas, processes, hardware, software, machines, inventions, designs, drawings, artwork, blueprints, specifications, tools, skills, ideas, and strategic plans possessed, developed, accumulated or acquired by the Corporation; (vi) any communications between the Corporation, its officers, directors, stockholders, or employees, and any attorney retained by the Corporation for any purpose, or any person retained or employed by such attorney for the purpose of assisting such attorney in his or her representation of the Corporation; (vii) any other information and knowledge with respect to all products developed or in any stage of development by the Corporation; (viii) the abilities and specialized training or experience of others who as employees or consultants of the Corporation during the Term have engaged in the design or development of any such products; and (ix) any other matter or thing, whether or not recorded on any medium, (a) by which the Corporation derives actual or potential economic value from such matter or thing being not generally known to other persons or entities who might obtain economic value from its disclosure or use, or (b) which gives the Corporation an opportunity to obtain an advantage over its competitors who do not know or use the same.

         11.2 Executive acknowledges and agrees that the Corporation is engaged in highly competitive businesses and has expended, or will expend, significant sums of money and has invested, or will invest, a substantial amount of time to develop and maintain the secrecy of the Confidential Information. The Corporation has thus obtained, or will obtain, a valuable economic asset which has enabled, or will enable, it to develop an extensive reputation and to establish long-term business relationships with its suppliers and customers. If such Confidential Information were disclosed to another person or entity or used for the benefit of anyone other than the Corporation,


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the Corporation would suffer irreparable harm, loss and damage. Accordingly,
Executive acknowledges and agrees that, unless the Confidential Information becomes publicly known through legitimate origins not involving an act or omission by Executive:


         (1) the Confidential Information is, and all times hereafter shall remain, the sole property of the Corporation;

         (2) Executive shall use his best efforts and the utmost diligence to guard and protect the Confidential Information from disclosure to any competitor, customer or supplier of the Corporation or any other person, firm, corporation or other entity;

         (3) unless the Corporation gives Executive prior express written permission, during his employment and thereafter, Executive shall not use for his own benefit, or divulge to any competitor or customer or any other person, firm, corporation, or other entity, any of the Confidential Information which Executive may obtain, learn about, develop or be entrusted with as a result of Executive's employment by the Corporation; and

         (4) except in the ordinary course of the Corporation's business, Executive shall not seek or accept any Confidential Information from any former, present or future employee of the Corporation.

         11.3 Executive also acknowledges and agrees that all documentary and tangible Confidential Information including, without limitation, such Confidential Information as Executive


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has committed to memory, is supplied or made available by the Corporation to the
Executive solely to assist him in performing his services under this Agreement. Executive further agrees that after his employment with the Corporation is terminated for any reason:

         (1) Executive shall not remove from the property of the Corporation and shall immediately return to the Corporation, all documentary or tangible Confidential Information is his possession, custody, or control and not make or keep any copies, notes, abstracts, summaries, tapes or other record of any type of Confidential Information; and

         (2) Executive shall immediately return to the Corporation any and all other property of the Corporation in his possession, custody or control, including, without limitation, any and all keys, security cards, passes, credit cards and marketing literature.

         12. INVENTION DISCLOSURE. Any invention, improvement, design, development or discovery conceived, developed, created or made by Executive alone or with others, during the period of his employment hereunder and applicable to the business of the Corporation or its affiliates, whether or not patentable or registrable, shall become the sole and exclusive property of the Corporation. Executive hereby assigns to the Corporation, all of his rights to any "intellectual material" created or developed by him during the course of his employment. As used herein, "intellectual material" shall include, but shall not be limited to, ideas, titles, themes, production ideas, methods of presentation, artistic renderings, sketches, plots, music, lyrics, dialogue, phrases,


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slogans, catch words, characters, names and similar literary, dramatic and musical material, trade names, trademarks and service marks and all copyrightable expressions in audio visual works, computer software, electronic circuitry and all mask works for integrated circuits. Executive shall disclose the intellectual material promptly and completely to the Corporation and shall, during the period of his employment hereunder and at any time and from time to time hereafter (a) execute all documents requested by the Corporation for vesting in the Corporation or any of its affiliates the entire, right, title and interest in and to the same, (b) execute all documents requested by the Corporation for filing and prosecuting such applications for patents, trademarks and/or copyrights as the Corporation, in its sole discretion, may desire to prosecute, and (c) give the Corporation all assistance it reasonably requires, including the giving of testimony in any suit, action or proceeding, in order to obtain, maintain and protect the Corporation's right therein and thereto. If any such assistance is required following the termination of this Agreement, the Corporation shall reimburse Executive for his time and the reasonable expenses incurred by him in rendering such assistance. Anything contained in this paragraph to the contrary notwithstanding, this paragraph does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the Corporation or its affiliates was used and which was developed entirely on the Executive's own time, unless (d) the invention relates: (i) to the business of the Corporation or its affiliates, or (ii) to the Corporation's or any of its affiliates' actual or demonstrably anticipated research or development, or (e) the invention results from any work performed by the Executive for the Corporation or its affiliates.


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         13. REMEDIES. Executive acknowledges and agrees that the business of the Corporation is highly competitive and that violation of any of the covenants provided for in Paragraphs 10, 11 and 12 of this Agreement would cause immediate, immeasurable and irreparable harm, loss and damage to the Corporation not adequately compensable by a monetary award. Accordingly, Executive agrees, without limiting any of the other remedies available to the Corporation, that any violation of said covenants, or any one of them, may be enjoined or restrained by any court of competent jurisdiction, and that any temporary restraining order or emergency, preliminary or final injunctions may be issued by any court of competent jurisdiction, without notice and without bond. In the event any proceedings are commenced by the Corporation against Executive for any actual or threatened violation of any of said covenants and if the Corporation prevails in such litigation, then, Executive shall be liable to the Corporation for, and shall pay to the Corporation, all costs and expenses of any kind, including reasonable attorneys' fees, which the Corporation may incur in connection with such proceedings.

         14. TERMINATION OF EMPLOYMENT.


            14.1 DEATH. Executive's employment shall terminate automatically upon the death of Executive.

            14.2 DISABILITY. If the Corporation determines in good faith that the disability of Executive has occurred during the term hereof (pursuant to the definition of "disability" set forth below), it may give to Executive written notice in accordance with Paragraph 17 of this Agreement of its intention to terminate Executive's employment. In such event, Executive's employment with the Corporation shall terminate effective on the 30th day after receipt of such notice by Executive (the


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"Disability Effective Date"), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Agreement, "disability" shall mean the absence of Executive from Executive's duties with the Corporation on a full-time basis for 60 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Corporation or its insurers and acceptable to Executive or Executive's legal representative.

            14.3 CAUSE. The Corporation may terminate Executive's employment during the term hereof for "cause." For purposes of this Agreement, "cause" means (i) conviction of a felony or any other crime involving fraud, larceny or dishonesty; (ii) failure and refusal to follow a reasonable direction of the Chief Executive Officer or the Board of Directors of the Corporation after notice in writing of such failure or refusal and a cure period of ten days thereafter; (iii) commission of any dishonest, willful or grossly negligent act which has or is reasonably likely to have a material adverse effect on the Corporation or its customer or trade relationships; or (iv) failure or refusal to provide accurate and reasonably complete information with respect to Executive's personal history to the Corporation or to governmental agencies regulating the business of the Corporation, failure or refusal to reasonably cooperate with such regulators or failure to obtain necessary regulatory licensing approvals or clearances because of inaccurate, incomplete or falsified information provided by Executive. It is understood that poor financial performance of the Corporation shall not in itself constitute grounds for the termination of Executive for "cause."

            14.4 GOOD REASON. Executive's employment may be terminated by Executive for "good reason." For purposes of this Agreement, "good reason" shall mean a material breach by the


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Corporation of any material provision of this Agreement, after the Executive has provided the Corporation with notice thereof and a reasonable opportunity to cure such breach.

            14.5 NOTICE OF TERMINATION. Any termination by the Corporation for "cause", or by Executive for "good reason", shall be communicated by Notice of Termination to the other party hereto given in accordance with Paragraph 17 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by Executive or the Corporation to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of "good reason" or "cause" shall not waive any right of Executive or the Corporation, respectively, hereunder or preclude Executive or the Corporation, respectively, from asserting such fact or circumstance in enforcing Executive's or the Corporation's rights hereunder.


            14.6 DATE OF TERMINATION. "Date of Termination" means (i) if Executive's employment is terminated by the Corporation for "cause", or by Executive for "good reason", the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if Executive's employment is terminated by the Corporation other than for "cause" or "disability", the Date of Termination shall be the date on which the Corporation notifies Executive of such termination and (iii) if Executive's employment is terminated by reason of death or


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"disability", the Date of Termination shall be the date of death of Executive or the Disability Effective Date, as the case may be.

            14.7 PAYMENTS AS A RESULT OF TERMINATION. (1) If, during the Term, the Corporation shall terminate Executive's employment other than for "cause", including by reason of the Executive's death or "disability", or Executive shall terminate employment for "good reason:"

            (1) the Corporation shall pay to Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the amounts set forth in clauses A and B below:

                1. the sum of (1) Executive's annual Base Salary through the
            Date of Termination to the extent not theretofore paid, and (2) the product of (x) the annual Fixed Bonus and (y) a fraction (the "Proration Fraction"), the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, less any advances theretofore made to Executive in respect of the annual Fixed Bonus (the sum of the amounts described in clauses (1) and (2) shall be hereinafter referred to as the "Accrued Obligations"); and

                2. (x) if the termination is by reason of Executive's death or
            "disability", the amount equal to one year's Base Salary and one year's Fixed Bonus; or (y) if the termination is other than for "cause", death or "disability", or Executive shall terminate for "good reason", the amount equal to the greater of (i) one year's Base Salary and one year's Fixed Bonus, or (ii) the product of (1) the number of


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            years (including fractions thereof) remaining from the Date of
            Termination until the end of the Term and (2) the sum of one year's Base Salary and one year's Fixed Bonus.


             (2) If the Executive's employment shall be terminated for "cause" or the Executive terminates employment without "good reason" during the Term, this Agreement shall terminate without further obligations to Executive other than the obligation to pay to Executive the Accrued Obligations, provided, however, if Executive terminates employment without good reason prior to one year from the Commencement Date, in addition to the Accrued Obligations the Corporation shall pay to Executive the amount equal to one year's Base Salary and Fixed Bonus payable in 12 equal monthly installments beginning one month after the Date of Termination, which payment will be reduced by any amounts received by Executive from other employment during such payment period.

         15. CHANGE OF CONTROL.

            15.1 If at any time during the Term, individuals who presently constitute the Board of Directors of the Corporation, or who have been recommended for election to the Board by two-thirds of the Board consisting of individuals who are either presently on the Board or such recommended successors cease for any reason to constitute at least a majority of such Board (such event being hereafter referred to as a "Change of Control") and Executive gives written notice to the Corporation within 60 days after such Change of Control of his election to terminate his employment hereunder, the Corporation shall pay to Executive within 15 days after Executive's delivery of such notice, as severance pay and liquidated damages, in lieu of any other rights or remedies which might


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otherwise be available to him under his Agreement, and without mitigation of any kind or amount, whether or not Executive shall seek or accept other employment, a lump sum payment equal in amount three times the annual Base Salary and annual Fixed Bonus payable to Executive pursuant to Sections 4.1 and 4.2 of this Agreement. In addition, all unexpired options to purchase securities of the Corporation granted to Executive before the Change of Control shall, if unvested, vest fully on the date of the Change of Control, notwithstanding any vesting provisions of such options. The payments provided for in this Section 15 shall be paid in full, without discount to present value.

            15.2 If it shall be determined that any amount payable under Section
15.1 by the Corporation to or for the benefit of Executive (a "Base Payment") would be subject to the excise tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then Executive shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount such that the net amount retained by Executive, after the calculation and deduction of any Excise Tax on the Base Payment shall be equal to the Base Payment, less any federal, state and local income taxes. The Gross-Up Payment shall be reduced by income or Excise Tax withholding payments made by the Corporation to any federal, state, or local taxing authority with respect to the Gross-Up Payment that was not deducted from compensation payable to the Executive. All determinations required to be made under this Section 15.2, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determination, except as specified above, shall be made by the Corporation's auditors (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Corporation and Executive within fifteen business days after the receipt of notice from


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Executive that there should be a Gross-Up Payment. The determination of tax liability made by the Accounting Firm shall be subject to review by Executive's tax advisor, and, if Executive's tax advisor does not agree with the determination reached by the Accounting Firm, then the Accounting Firm and Executive's tax advisor shall jointly designate a nationally recognized public accounting firm, which shall make the determination. All fees and expenses of the accountants retained by the Corporation or jointly designated and retained shall be borne by the Corporation. Any determination by a jointly designated public accounting firm shall be binding upon the Corporation and Executive.

            16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to Executive's employment with the Corporation and no amendment or modification hereof shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

            17. NOTICES. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or sent by telephone facsimile or sent by certified mail, return receipt requested, or sent by responsible overnight delivery service, postage and fees prepaid, to the parties hereto at their respective addresses set forth below. Either of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other party given under this
Section 17. The date of the giving of any notice sent by mail shall be three business days following the date of the posting of the mail, if delivered in person, the date delivered in person, if sent by overnight delivery service, the next business day following delivery to an overnight delivery service or if sent by telephone facsimile, the date sent by telephone facsimile.


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



         If to the Corporation:
                  3401 North California Avenue
                  Chicago, IL 60618
                  Facsimile:  (312) 961-1099
                  Attention:  Mr. Louis J. Nicastro, President

         If to the Executive:

                  5601 Kelly Lane
                  Plano, TX 75093

         18. WITHHOLDING TAXES. All payments made to Executive under this Agreement shall be subject to applicable payroll taxes and withholding requirements.


         19. NO ASSIGNMENT. Neither this Agreement nor the right to receive any payments hereunder may be assigned by Executive. This Agreement shall be binding upon Executive, his heirs, executors and administrators and upon the Corporation, its successors and assigns.

         20. NO WAIVER. No course of dealing nor any delay on the part of the Corporation in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

         21. GOVERNING LAW. This Agreement shall be governed, interpreted and construed in accordance with the substantive laws of the State of Illinois applicable to agreements entered into and to be performed entirely therein.

         22. SEVERABILITY. If any clause, paragraph, section or part of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any arbitrator or court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other


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


clause, paragraph, section or part of this Agreement. The parties intend that all clauses, paragraphs, sections or parts of this Agreement shall be enforceable to the fullest extent permitted by law.

         23. AFFILIATE. As used in this Agreement, "affiliate" means any person or entity controlled by or under common control with the Corporation.

         24. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which counterparts, when taken together, shall constitute but one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                                 WMS INDUSTRIES INC.


                                 By:
                                     ---------------------------------------
                                     Louis J.  Nicastro,  Chairman  of the
                                     Board  and Chief Executive Officer


                                     ---------------------------------------
                                     BRIAN GAMACHE


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